UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  April 24, 2017
Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
     Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events
Diebold Nixdorf, Incorporated (the “Company”) entered into a Managed Services Agreement (the “Agreement”) with TD Bank Group (“TD”), one of the largest financial institutions in North America, in the first quarter of 2017. Pursuant to the Agreement, the Company will provide support to TD’s multivendor network of more than 5,000 automated teller machines (“ATMs”) in North America. The renewal of the Agreement, originally entered into in 2012, represents the Company’s growing services business.

The Company’s managed services portfolio offering provides 24/7 monitoring services designed to prevent and quickly respond to any incidents, as well as detailed diagnostic and availability reporting showing near real-time ATM network status updates. Additionally, the Company’s technology has transformed and continues to support TD’s complete ATM network into a fully integrated system managed by a single service provider, enabling proactive monitoring, enhanced data security and remote repairs. To optimize the network, the Company will continue to provide its availability management service, which uses real-time terminal data and analytics to provide optimal network uptime, while allowing financial institutions to leverage their ATM network as a strategic channel by increasing efficiency and offering an enhanced customer experience.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated
April 24, 2017	By:	/s/ Christopher A. Chapman
		Name:	Christopher A. Chapman
		Title:	Senior Vice President, Chief Financial Officer